          INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
------------------------------------------------------------------------




                 CONSOLIDATED FINANCIAL STATEMENTS
             (In Millions of U.S. Dollars) - U.S. GAAP
                            (Unaudited)

                                                                     Page
                                                                     ----
Consolidated Statements of Income - Three Months Ended
March 31, 1997 and 1998                                                 2

Consolidated Balance Sheets - March 31, 1997 and 1998
and December 31, 1997                                               3 - 4

Consolidated Statements of Cash Flows - Three Months Ended
March 31, 1997 and 1998                                                 5

              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                    Consolidated Statements of Income
      For the Three Months Ended March 31, 1997 and 1998 - UNAUDITED
                (In Millions of U.S. Dollars) - U.S. GAAP
----------------------------------------------------------------------------

                                                        1997           1998
----------------------------------------------------------------------------
Net Sales                                             $ 126.1        $ 123.4
Cost of Sales                                           100.4           98.2
----------------------------------------------------------------------------

Gross Profit                                             25.7           25.2
Selling, General and Administrative Expenses             19.3           16.9
----------------------------------------------------------------------------

Operating Profit                                          6.4            8.3
----------------------------------------------------------------------------

Financial Expenses
  Interest expense                                        4.1            3.9
  Amortization of debt issuance costs                      .3             .3
----------------------------------------------------------------------------

                                                          4.4            4.2
----------------------------------------------------------------------------

Net Income                                            $   2.0        $   4.1
============================================================================


              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                       Consolidated Balance Sheets
                 (In Millions of U.S. Dollars) - U.S. GAAP
-----------------------------------------------------------------------------

                                              March 31            December 31
                                          ------------------      ------------
                                          1998          1997         1997
---------------------------------------------------------------------------
                                              UNAUDITED
ASSETS
  Current Assets
    Cash and cash equivalents           $   4.3      $   3.3       $  24.6
    Accounts receivable                    98.6        103.3          97.1
    Note receivable                          -            -            7.7
    Inventories                           101.0         99.3          69.9
    Prepaid expenses and other              9.5          4.2           4.6
-----------------------------------------------------------------------------

                                          213.4        210.1         203.9
-----------------------------------------------------------------------------

  Fixed Assets
    Property, plant and equipment         198.8        207.9         199.9
    Accumulated depreciation and
      amortization                        104.7        113.0         109.3
-----------------------------------------------------------------------------

                                           94.1         94.9          90.6
-----------------------------------------------------------------------------

   Intangible and Other Assets, Net        18.2         33.4          17.3
-----------------------------------------------------------------------------

                                        $ 325.7      $ 338.4       $ 311.8
=============================================================================


              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                       Consolidated Balance Sheets
                 (In Millions of U.S. Dollars) - U.S. GAAP
------------------------------------------------------------------------------

                                              March 31            December 31
                                          ------------------      ------------
                                          1997          1998         1997
---------------------------------------------------------------------------
                                              UNAUDITED
LIABILITIES
  Current Liabilities
    Checks outstanding in excess
      of bank balance                   $  13.2      $   7.8       $    6.9
     Short-term borrowings                 48.0         25.7           10.8
     Accounts payable                      31.2         44.1           37.7
     Accrued liabilities                   22.6         23.7           21.4
     Product warranty                       7.8          8.6            8.6
-----------------------------------------------------------------------------

                                          122.8        109.9           85.4

  Long-Term Debt                          140.0        140.0          140.0
  Product Warranty                         15.9         13.5           15.0
  Deferred Income                           1.9          2.3            2.2
  Environmental Liability                   2.8          2.1            2.7
  Accrued Retiree Medical                   4.9          8.1            8.1
-----------------------------------------------------------------------------

                                          288.3        275.9          253.4
-----------------------------------------------------------------------------

STOCKHOLDER'S EQUITY
  Capital stock                            13.0         13.0           13.0
  Additional paid-in capital               99.7         99.7           99.7
  Deficit                                 (61.3)       (36.2)         (40.3)
  Advances to parent                      (14.0)       (14.0)         (14.0)
-----------------------------------------------------------------------------

                                           37.4         62.5           58.4
-----------------------------------------------------------------------------
                                        $ 325.7      $ 338.4        $ 311.8
=============================================================================


              INTERNATIONAL COMFORT PRODUCTS CORPORATION (USA)
                   Consolidated Statements of Cash Flows
      For the Three Months Ended March 31, 1997 and 1998 - UNAUDITED
                 (In Millions of U.S. Dollars) - U.S. GAAP
------------------------------------------------------------------------------

                                                1997                1998
-----------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                    $   2.0             $   4.1
  Adjustments to reconcile net income to
    net cash used in operating activities
      Depreciation and amortization               4.4                 4.4
  Changes in operating assets and liabilities:
    Accounts receivable                         (31.1)                4.9
    Inventories                                 (27.0)              (25.3)
    Accounts payable, accrued liabilities,
      and product warranty                       (2.0)                3.6
    Other                                        (5.7)                (.3)
-----------------------------------------------------------------------------

                                                (59.4)               (8.6)
-----------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property, plant and equipment     ( .4)               (2.9)
  Acquisition of United Electric Company           -                (25.6)
  Sale of Coastline and factory branches         23.1                  -
-----------------------------------------------------------------------------

                                                 22.7               (28.5)
-----------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds on short-term
    borrowings                                   21.0                14.9
  Checks outstanding in excess of bank
    balance                                       8.1                  .9
-----------------------------------------------------------------------------

                                                 29.1                15.8
-----------------------------------------------------------------------------

Net Decrease in Cash and Cash Equivalents        (7.6)              (21.3)
Cash and Cash Equivalents -
  Beginning of the period                        11.9                24.6
-----------------------------------------------------------------------------
Cash and Cash Equivalents -
  End of the period                           $   4.3             $   3.3
=============================================================================

                                     -5-